Exhibit 99

For Immediate Release | OCTOBER 26, 2015

Media Contact: Robert Hainey
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com

Investor Contact: Donna Kinzel
Office 302-429-3004 | donna.kinzel@pepcoholdings.com

701 Ninth St., NW Washington, DC 20068 pepcoholdings.com NYSE: POM

Pepco Holdings Reports Third Quarter 2015 Financial Results

Pepco Holdings, Inc. (NYSE: POM) today reported third quarter and nine months ended September 30, 2015 consolidated earnings as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income (GAAP)

Net Income ($ in millions)	$91	$79	$197	$207
Earnings Per Share	$0.36	$0.31	$0.78	$0.82

Adjusted Net Income (Non-GAAP)

Adjusted Net Income ($ in millions)	$83	$116	$201	$262
Adjusted Earnings Per Share	$0.33	$0.46	$0.80	$1.04

“While we are disappointed with the decision by the Public Service Commission of the District of Columbia denying our merger application in August, we were pleased to announce the settlement agreement signed earlier this month by Pepco Holdings, Exelon, the District of Columbia government, the Office of the People’s Counsel and other interested parties,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “We believe the settlement agreement addresses the issues raised in the Commission’s denial order, and provides significant benefits to our customers and the communities we serve.” Rigby added, “Our earnings continue to be impacted by increased operation and maintenance costs, primarily driven by higher system maintenance costs and the implementation of a new customer information system. We continue to invest and spend to further improve electric system reliability while our merger with Exelon is pending.”

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Pepco Holdings’ GAAP net income for the three-month period ended September 30, 2015, was $91 million, or 36 cents per share as compared to $79 million, or 31 cents per share for the same quarter in 2014. Excluding items that we believe are not representative of ongoing business operations, adjusted earnings for the third quarter of 2015 would have been $83 million, or 33 cents per share as compared to $116 million, or 46 cents per share for the quarter ending September 30, 2014.

The primary drivers of the decrease in adjusted net income (Non-GAAP) in the third quarter of 2015, as compared to the same quarter in 2014, were higher operation and maintenance expense (primarily due to increased distribution system maintenance, increased employee-related costs and the implementation of a new customer information system), lower unbilled revenue associated with Atlantic City Electric basic generation service, lower network transmission revenue (mainly due to an increase in refund reserves related to a return on equity challenge), higher utility property taxes and lower Pepco Energy Services tax benefits (due to a favorable adjustment in 2014). Higher electric distribution revenue primarily due to the effects of warmer weather in 2015 partially offset the decrease for the third quarter.

For the nine months ended September 30, 2015, Pepco Holdings’ GAAP earnings were $197 million, or 78 cents per share, as compared to net income of $207 million, or 82 cents per share for the nine months ended September 30, 2014. Excluding items that we believe are not representative of ongoing business operations, adjusted earnings for the nine months ended September 30, 2015 would have been $201 million, or 80 cents per share as compared to $262 million, or $1.04 per share for the same period in the prior year.

The decrease in adjusted net income (Non-GAAP) for the nine months ended September 30, 2015, as compared to the 2014 period, was driven by higher operation and maintenance expense (primarily related to the implementation of a new customer information system, increased employee-related costs and increased distribution system maintenance), higher depreciation expense from increased plant investment and higher interest expense. Higher electric distribution revenue (primarily due to higher rates from increased infrastructure investment, as well as favorable weather) partially offset the decrease for the period.

Non-GAAP Financial Information

Management believes the adjusted net income and related per share data are representative of Pepco Holdings’ ongoing business operations. Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors. The presentation of adjusted net income and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

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Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income (Millions of dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reported (GAAP) Net Income	$91	$79	$197	$207
Adjustments (after-tax):
• Incremental merger-related transaction costs	1	3	10	17
• Incremental merger-related integration costs	1	2	4	6
• Impairment loss related to Pepco Energy Services (PES) long-lived assets	–	32	–	32
• Change in fair value of derivative related to preferred stock	(10)	–	(10)	–
Adjusted Net Income (Non-GAAP)	$83	$116	$201	$262

Earnings per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reported (GAAP) Earnings per Share	$0.36	$0.31	$0.78	$0.82
Adjustments (after-tax):
• Incremental merger-related transaction costs	0.01	0.01	0.04	0.07
• Incremental merger-related integration costs	–	0.01	0.02	0.02
• Impairment loss related to PES long-lived assets	–	0.13	–	0.13
• Change in fair value of derivative related to preferred stock	(0.04)	–	(0.04)	–
Adjusted Earnings per Share (Non-GAAP)	$0.33	$0.46	$0.80	$1.04

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using a composite income tax rate of approximately 40 percent. Most merger-related costs are not tax deductible.

Recent Events

Pepco Holdings – Exelon Merger

•	On October 6, 2015, Exelon and Pepco Holdings entered into a Nonunanimous Full Settlement Agreement and Stipulation (DC Settlement) with the District of Columbia Government, the Office of the People’s Counsel and other parties. A motion to reopen the merger proceeding to consider the DC Settlement was filed with the District of Columbia Public Service Commission (DCPSC) that same day. Among other things, the DC Settlement requires a final order, on conditions consistent with the terms of the settlement agreement, be issued by the DCPSC within 150 days of the filing of the motion to reopen the

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merger proceeding. District of Columbia law does not impose a time limit on the DCPSC’s review of the merger application.

•	On October 6, 2015, Exelon and Pepco Holdings agreed that neither party will exercise termination rights under the merger agreement on or after October 29, 2015, unless certain conditions of the DC Settlement are not met, including issuance of a procedural schedule and a final order by the DCPSC approving the merger based on timeframes and conditions set forth in the DC Settlement.

•	On October 15, 2015, the New Jersey Board of Public Utilities issued an order extending the effectiveness of its merger approval until June 30, 2016.

Operations

•	Power Delivery electric sales were 13,249 gigawatt hours (GWh) in the third quarter of 2015, compared to 12,780 GWh for the same period in 2014. In the electric service territory, cooling degree days increased by 19 percent for the three months ended September 30, 2015, compared to the same period in 2014. Weather-adjusted electric sales were 12,932 GWh in the third quarter of 2015, compared to 12,984 GWh for the same period in the prior year.

•	Power Delivery electric sales were 37,125 GWh for the nine months ended September 30, 2015 compared to 36,219 GWh for the nine months ended September 30, 2014. In the electric service territory, cooling degree days increased by 23 percent for the nine months ended September 30, 2015, compared to the same period in 2014. Weather-adjusted electric sales were 35,883 GWh for the nine months ended September 30, 2015 compared to 35,929 GWh for the same period in 2014.

•	Pepco Holdings’ capital expenditures for the nine months ended September 30, 2015 were $855 million. Due to the pending merger with Exelon, new distribution rate cases have not been filed since March 2014, although capital expenditures and operation and maintenance expenses have continued or increased from levels in prior periods.

•	In the nine months ended September 30, 2015, PES signed $29 million in energy efficiency contracts and $38 million in underground transmission construction contracts. PES signed $33 million in energy efficiency contracts and $53 million in underground transmission construction contracts for the same period in 2014.

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Financing

•	On July 30, 2015, Pepco Holdings entered into a $300 million unsecured term loan agreement due July 28, 2016. The net proceeds were used to repay outstanding commercial paper and for general corporate purposes.

Further details regarding changes in consolidated earnings between 2015 and 2014 are provided in the schedules that follow. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors. Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. Through Pepco Energy Services, PHI also provides energy savings performance contracting services, underground transmission and distribution construction and maintenance services, and steam and chilled water under long-term contracts.

Forward-Looking Statements: Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 27, 2015, and in each Reporting Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2015, and investors should refer to these risk factor sections and other statements. All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2015 / 2014

	Three Months Ended September 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2014 Earnings (loss) per share (GAAP) (1)	$0.44	$(0.10)	$(0.03)	$0.31

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	0.01	0.01
• Incremental merger-related integration costs	0.01	-	-	0.01
• Impairment loss related to PES long-lived assets	-	0.13	-	0.13

2014 Adjusted earnings (loss) per share (Non-GAAP)	0.45	0.03	(0.02)	0.46

Change from 2014 Adjusted earnings (loss) per share
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	0.03	-	-	0.03
- Rate Increases	0.01	-	-	0.01
- Other Distribution Revenue	(0.01)	-	-	(0.01)
• ACE Basic Generation Service (primarily unbilled revenue)	(0.03)	-	-	(0.03)
• Network Transmission Revenue	(0.02)	-	-	(0.02)
• Operation and Maintenance	(0.05)	-	-	(0.05)
• Depreciation and Amortization	(0.01)	-	-	(0.01)
• Other, net	(0.02)	-	-	(0.02)
Pepco Energy Services	-	(0.01)	-	(0.01)
Corporate and Other	-	-	0.01	0.01
Net Interest Expense	(0.01)	-	-	(0.01)
Income Tax Adjustments	-	(0.02)	-	(0.02)

2015 Adjusted earnings (loss) per share (Non-GAAP)	0.34	-	(0.01)	0.33

2015 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.01)	(0.01)
• Incremental merger-related integration costs	-	-	-	-
• Change in fair value of derivative related to preferred stock	-	-	0.04	0.04

2015 Earnings per share (GAAP) (4)	$0.34	$-	$0.02	$0.36

(1)	The 2014 weighted average number of diluted shares outstanding was 252 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.01 per share.

(4)	The 2015 weighted average number of diluted shares outstanding was 254 million.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2015 / 2014

	Nine Months Ended September 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2014 Earnings (loss) per share (GAAP) (1)	$1.04	$(0.10)	$(0.12)	$0.82

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	0.07	0.07
• Incremental merger-related integration costs	0.02	-	-	0.02
• Impairment loss related to PES long-lived assets	-	0.13	-	0.13

2014 Adjusted earnings (loss) per share (Non-GAAP)	1.06	0.03	(0.05)	1.04

Change from 2014 Adjusted earnings (loss) per share
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	0.05	-	-	0.05
- Rate Increases	0.08	-	-	0.08
- Other Distribution Revenue	0.01	-	-	0.01
• Network Transmission Revenue	(0.01)	-	-	(0.01)
• ACE Basic Generation Service (primarily unbilled revenue)	(0.02)	-	-	(0.02)
• Operation and Maintenance	(0.23)	-	-	(0.23)
• Depreciation and Amortization	(0.04)	-	-	(0.04)
• Other, net	(0.02)	-	-	(0.02)
Pepco Energy Services	-	(0.01)	-	(0.01)
Corporate and Other	-	-	(0.01)	(0.01)
Net Interest Expense	(0.03)	-	-	(0.03)
Dilution	(0.01)	-	-	(0.01)

2015 Adjusted earnings (loss) per share (Non-GAAP)	0.84	0.02	(0.06)	0.80

2015 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.04)	(0.04)
• Incremental merger-related integration costs	(0.02)	-	-	(0.02)
• Change in fair value of derivative related to preferred stock	-	-	0.04	0.04

2015 Earnings (loss) per share (GAAP) (4)	$0.82	$0.02	$(0.06)	$0.78

(1)	The 2014 weighted average number of diluted shares outstanding was 252 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.05 per share.

(4)	The 2015 weighted average number of diluted shares outstanding was 254 million.

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SEGMENT INFORMATION

	Three Months Ended September 30, 2015
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,316	$47	$(1)	$1,362
Operating Expenses (b)	1,131	49	(1)	1,179
Operating Income (Loss)	185	(2)	-	183
Interest Expense	59	-	12	71
Other Income	11	-	17 (c)	28
Income Tax Expense (Benefit)	49	(2)	2	49
Net Income	88	-	3	91
Total Assets	14,330	218	2,009	16,557
Construction Expenditures	$286	$-	$7	$293

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(1) million for Operating Revenue, $1 million for Operating Expenses, $(1) million for Interest and Dividend Income.
(b)	Includes depreciation and amortization expense of $178 million, consisting of $165 million for Power Delivery, $1 million for Pepco Energy Services and $12 million for Corporate and Other.
(c)	Includes $15 million ($10 million after-tax) increase in fair value of preferred stock derivative.

	Three Months Ended September 30, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,242	$73	$(2)	$1,313
Operating Expenses (b)	1,021	126 (c)	-	1,147
Operating Income (Loss)	221	(53)	(2)	166
Interest Expense	58	1	9	68
Other Income	14	1	-	15
Income Tax Expense (Benefit)	65	(26)	(5)	34
Net Income (Loss)	112	(27)	(6)	79
Total Assets	13,697	255	1,346	15,298
Construction Expenditures	$272	$1	$20	$293

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(1) million for Operating Expenses, $(2) million for Interest Expense and $(2) million for Interest Income.
(b)	Includes depreciation and amortization expense of $145 million, consisting of $135 million for Power Delivery, $2 million for Pepco Energy Services and $8 million for Corporate and Other.
(c)	Includes an impairment loss of $53 million ($32 million after-tax) at Pepco Energy Services associated with its combined heat and power thermal generating plant and operation assets in Atlantic City.

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SEGMENT INFORMATION – continued

	Nine Months Ended September 30, 2015
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,707	$170	$(4)	$3,873
Operating Expenses (b)	3,238	172	(1)	3,409
Operating Income (Loss)	469	(2)	(3)	464
Interest Expense	177	-	33	210
Other Income	32	-	17 (c)	49
Income Tax Expense (Benefit)	113	(7)	-	106
Net Income (Loss)	211	5	(19)	197
Total Assets	14,330	218	2,009	16,557
Construction Expenditures	$832	$2	$21	$855

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(4) million for Operating Expenses, $(2) million for Interest Expense and $(5) million for Interest and Dividend Income.
(b)	Includes depreciation and amortization expense of $494 million, consisting of $459 million for Power Delivery, $2 million for Pepco Energy Services and $33 million for Corporate and Other.
(c)	Includes $15 million ($10 million after-tax) increase in fair value of preferred stock derivative.

	Nine Months Ended September 30, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,554	$212	$(6)	$3,760
Operating Expenses (b)	3,005	263 (c)	2	3,270
Operating Income (Loss)	549	(51)	(8)	490
Interest Expense	169	1	30	200
Other Income	39	2	1	42
Income Tax Expense (Benefit)	157	(25)	(7)	125
Net Income (Loss)	262	(25)	(30)	207
Total Assets	13,697	255	1,346	15,298
Construction Expenditures	$789	$2	$55	$846

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(6) million for Operating Revenue, $(5) million for Operating Expenses, $(2) million for Interest Expense and $(3) million for Interest Income.
(b)	Includes depreciation and amortization expense of $410 million, consisting of $381 million for Power Delivery, $6 million for Pepco Energy Services and $23 million for Corporate and Other.
(c)	Includes an impairment loss of $53 million ($32 million after-tax) at Pepco Energy Services associated with its combined heat and power thermal generating plant and operation assets in Atlantic City.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(millions of dollars, except per share data)

Operating Revenue	$1,362	$1,313	$3,873	$3,760

Operating Expenses
Fuel and purchased energy	580	545	1,651	1,622
Other services cost of sales	37	54	131	161
Other operation and maintenance	257	242	772	679
Depreciation and amortization	178	145	494	410
Other taxes	114	109	327	315
Deferred electric service costs	13	(1)	34	30
Impairment loss	-	53	-	53
Total Operating Expenses	1,179	1,147	3,409	3,270
Operating Income	183	166	464	490
Other Income (Expenses)
Interest expense	(71)	(68)	(210)	(200)
Other income	28	15	49	42
Total Other Expenses	(43)	(53)	(161)	(158)
Income Before Income Tax Expense	140	113	303	332

Income Tax Expense	49	34	106	125

Net Income	$91	$79	$197	$207

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	254	252	253	251
Weighted average shares outstanding – Diluted (millions)	254	252	254	252
Basic and Diluted earnings per share	$0.36	$0.31	$0.78	$0.82

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2015	December 31, 2014
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$271	$14
Restricted cash equivalents	18	25
Accounts receivable, less allowance for uncollectible accounts of $58 million and $40 million, respectively	947	782
Inventories	142	141
Deferred income tax assets, net	70	50
Income taxes and related accrued interest receivable	11	9
Prepaid expenses and other	87	63
Total Current Assets	1,546	1,084

OTHER ASSETS
Goodwill	1,406	1,407
Regulatory assets	2,294	2,409
Income taxes and related accrued interest receivable	81	81
Restricted cash equivalents	15	14
Other	178	166
Total Other Assets	3,974	4,077

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,989	15,465
Accumulated depreciation	(4,952)	(4,959)
Net Property, Plant and Equipment	11,037	10,506

TOTAL ASSETS	$16,557	$15,667

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2015	December 31, 2014
	(millions of dollars, except shares)
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt	$1,128	$729
Current portion of long-term debt and project funding	300	431
Accounts payable	205	174
Accrued liabilities	300	313
Capital lease obligations due within one year	11	10
Taxes accrued	40	41
Interest accrued	76	47
Liabilities and accrued interest related to uncertain tax positions	6	6
Other	274	314
Total Current Liabilities	2,340	2,065

DEFERRED CREDITS
Regulatory liabilities	348	343
Deferred income tax liabilities, net	3,415	3,266
Investment tax credits	14	16
Pension benefit obligation	443	396
Other postretirement benefit obligations	236	265
Liabilities and accrued interest related to uncertain tax positions	2	2
Other	196	193
Total Deferred Credits	4,654	4,481

OTHER LONG-TERM LIABILITIES
Long-term debt	4,845	4,441
Transition bonds issued by ACE Funding	138	171
Long-term project funding	4	8
Capital lease obligations	45	50
Total Other Long-Term Liabilities	5,032	4,670

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK
Series A preferred stock, $.01 par value, 18,000 shares authorized, 18,000 and 12,600 shares outstanding, respectively	183	129

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 253,590,612 and 252,728,684 shares outstanding, respectively	3	3
Premium on stock and other capital contributions	3,830	3,800
Accumulated other comprehensive loss	(41)	(46)
Retained earnings	556	565
Total Equity	4,348	4,322
TOTAL LIABILITIES AND EQUITY	$16,557	$15,667

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POWER DELIVERY SALES AND REVENUE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Power Delivery Sales (Gigawatt Hours)
Regulated T&D Electric Sales
Residential	5,200	4,769	14,593	13,441
Commercial and industrial	7,999	7,953	22,365	22,596
Transmission and other	50	58	167	182
Total Regulated T&D Electric Sales	13,249	12,780	37,125	36,219

Default Electricity Supply Sales
Residential	4,213	3,868	11,948	10,835
Commercial and industrial	1,496	1,613	4,240	4,175
Other	9	12	31	33
Total Default Electricity Supply Sales	5,718	5,493	16,219	15,043

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$279	$251	$714	$640
Commercial and industrial	289	286	803	768
Transmission and other	104	113	325	328
Total Regulated T&D Electric Revenue	$672	$650	$1,842	$1,736

Default Electricity Supply Revenue
Residential	$421	$366	$1,152	$1,025
Commercial and industrial	154	156	429	429
Other	32	37	111	175
Total Default Electricity Supply Revenue	$607	$559	$1,692	$1,629

Other Electric Revenue	$18	$13	$43	$44

Total Electric Operating Revenue	$1,297	$1,222	$3,577	$3,409

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	377	404	6,311	6,114
Commercial and industrial	734	745	4,409	4,285
Transportation and other	1,144	1,075	4,716	4,737
Total Regulated Gas Sales	2,255	2,224	15,436	15,136

Regulated Gas Revenue (Millions of dollars)
Residential	$8	$9	$73	$77
Commercial and industrial	5	6	39	44
Transportation and other	2	2	8	8
Total Regulated Gas Revenue	$15	$17	$120	$129

Other Gas Revenue	$4	$3	$10	$16

Total Gas Operating Revenue	$19	$20	$130	$145

Total Power Delivery Operating Revenue	$1,316	$1,242	$3,707	$3,554

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POWER DELIVERY – CUSTOMERS
	September 30, 2015	September 30, 2014

Regulated T&D Electric Customers (in thousands)
Residential	1,685	1,656
Commercial and industrial	200	199
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,887	1,857

Regulated Gas Customers (in thousands)
Residential	119	117
Commercial and industrial	10	9
Transportation and other	–	–
Total Regulated Gas Customers	129	126

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Heating Degree Days	1	17	3,005	3,026
20 Year Average	26	26	2,739	2,740
Percentage Difference from Average	(96)%	(35)%	10%	10%
Percentage Difference from Prior Year	(94)%		(1)%

Cooling Degree Days	1,081	912	1,630	1,329
20 Year Average	974	972	1,364	1,364
Percentage Difference from Average	11%	(6)%	20%	(3)%
Percentage Difference from Prior Year	19%		23%

14 (more)

PEPCO ENERGY SERVICES

Financial Information

(Unaudited)

(Millions of Dollars)	Three Months Ended September 30,
	2015	2014

Operating Revenues	$47	$73
Cost of Goods Sold	37	56
Gross Margin	10	17
Other Operation and Maintenance Expenses	11	15
Impairment Loss	–	53 *
Depreciation and Amortization	1	2
Operating Loss	(2)	(53)
Other Income	–	–
Loss Before Income Taxes	(2)	(53)
Income Tax Benefit	(2)	(26)
Net Income (Loss) (GAAP)	$–	$(27)

*Impairment loss of $53 million ($32 million after-tax) associated with the combined heat and power thermal generating plant and operation assets in Atlantic City.

(Millions of Dollars)	Nine Months Ended September 30,
	2015	2014

Operating Revenues	$170	$212
Cost of Goods Sold	132	165
Gross Margin	38	47
Other Operation and Maintenance Expenses	38	39
Impairment Loss	–	53 *
Depreciation and Amortization	2	6
Operating Loss	(2)	(51)
Other Income	–	1
Loss Before Income Taxes	(2)	(50)
Income Tax Benefit	(7)	(25)
Net Income (Loss) (GAAP)	$5	$(25)

*Impairment loss of $53 million ($32 million after-tax) associated with the combined heat and power thermal generating plant and operation assets in Atlantic City.

(Millions of Dollars)	September 30,	December 31,
	2015	2014

Total Assets	$218	$244
Current Assets	124	146
Property, Plant and Equipment	28	30
Other Assets	66	68

Total Liabilities	$61	$90
Current Liabilities	39	64
Long-Term Liabilities	22	26

Equity	$157	$154

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